FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania - April 19, 2017

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $2,376,000 for the three months ended March 31, 2017 which represents a $500,000, or 26.6%, increase from the $1,876,000 recorded during the same three-month period of last year.  The increase was principally due to a higher level of net interest income and other income resulting from the acquisition of Delaware Bancshares, Inc. in the third quarter of 2016.  Earnings per share on a fully diluted basis were $0.57 in the first quarter of this year compared to $0.51 in the first quarter of 2016.  The annualized return on average assets was 0.87% in the first quarter of 2017 and the annualized return on average equity was 8.54%, compared to 1.00% and 7.33%, respectively, in the first quarter of 2016.
Total assets were $1.1 billion as of March 31, 2017, an increase of $351.5 million compared to the prior year total.  Total loans increased $153.6 million compared to March 31, 2016, total deposits increased $370.9 million over the past twelve months, and stockholders' equity increased $10.3 million during the past year.  All such increases are primarily the result of the acquisition.

Non-performing assets totaled $6.7 million or 0.60% of total assets at March 31, 2017 comprised of $2.0 million of non-performing loans and $4.7 million of foreclosed real estate owned, compared to $7.2 million of non-performing assets or 0.64% of total assets at December 31, 2016.  As of March 31, 2016, non-performing assets totaled $9.7 million, or 1.28% of total assets.  Net charge-offs for the three-month period ending March 31, 2017 were $162,000 compared to $107,000 of net charge-offs in the first quarter of last year.  Based on management's analysis, the Company determined that it would be prudent to provide additional reserves and added $600,000 to the allowance for loan losses in the current period compared to $450,000 during the same period of last year.  The allowance for loan losses was 0.96% of total loans outstanding on March 31, 2017 compared to 0.91% on December 31, 2016 and 1.35% on March 31, 2016.  The ratio of the reserve for loan losses to nonperforming loans was 345% at March 31, 2017 compared to 356% on December 31, 2016 and 111% on March 31, 2016.
Net interest income (fully taxable equivalent) was $9,043,000 during the first quarter of 2017 which is $2,509,000 higher than the comparable three-month period of last year.  A $155.2 million increase in average loans outstanding and a $166.3 million increase in average securities contributed to the increased interest income.  Both increases resulted from the acquisition.  Interest income fte was also impacted by the 59 basis point decrease in the yield earned on investment securities, which also resulted from the acquisition. The yield on interest-earning assets decreased 31 basis points compared to the prior year while the cost of funds decreased 16 basis points.  As a result, the net interest margin (fte) decreased from 3.70% to 3.51% compared to the quarter ended March 31, 2016.  In comparison to the quarter ended December 31, 2016, the net interest margin (fte) increased from 3.49% to 3.51%.
Other income totaled $1,643,000 in the first quarter of 2017 compared to $1,067,000 during the same period of last year.  The increase can be attributed to a higher level of service charges and fees as well as increased earnings on life insurance policies related to the acquisition.  The first quarter of 2017 also includes a gain of $209,000 related to the sale of the Bank's former West Scranton Office.
Operating expenses totaled $6,614,000 in the first quarter and were $2,265,000 higher than the same period of last year.  Salaries and employee benefit costs rose $916,000 over the same period of last year while occupancy, furniture and equipment costs rose $416,000 resulting from the acquisition of twelve community offices.  Foreclosed real estate costs increased $541,000 due primarily to a write-down on one property, while all other operating costs increased $392,000 net.
Mr. Critelli stated that "Our first quarter results provide a good start for 2017 and are in-line with our budget.  Our balance sheet reflects the growth related to the acquisition, while our earnings increased $500,000 reflecting the full benefit  of the acquisition.  Our net interest margin improved over the prior quarter, core operating expenses remain well controlled and our capital base remains above regulatory "well capitalized" targets.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers."
Norwood Financial Corp. is the parent company of Wayne Bank which operates from fourteen offices throughout Northeastern Pennsylvania and twelve offices in the

Southern Tier of New York.  The Company's stock is traded on the Nasdaq Global Market under the symbol "NWFL".
Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2017	2016
Net interest income	$8,497	$6,175
Tax equivalent basis adjustment using 34% marginal tax rate	546	359
Net interest income on a fully taxable equivalent basis	$9,043	$6,534

Contact:  William S. Lance
                 Executive Vice President &
                 Chief Financial Officer
                 Norwood Financial Corp
                 570-253-8505
                 www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2017	2016
ASSETS
Cash and due from banks	$12,057	$8,709
Interest-bearing deposits with banks	7,785	254
Cash and cash equivalents	19,842	8,963

Securities available for sale	295,801	143,948
Loans receivable	719,443	565,787
Less: Allowance for loan losses	6,901	7,642
Net loans receivable	712,542	558,145
Regulatory stock, at cost	1,939	2,982
Bank premises and equipment, net	13,073	6,390
Bank owned life insurance	36,352	18,951
Foreclosed real estate owned	4,703	2,855
Accrued interest receivable	3,532	2,487
Goodwill	11,331	9,715
Other intangible assets	571	260
Deferred tax asset	8,923	3,456
Other assets	3,006	1,952
TOTAL ASSETS	$1,111,615	$760,104

LIABILITIES
Deposits:
Non-interest bearing demand	$192,735	$113,225
Interest-bearing	738,678	447,266
Total deposits	931,413	560,491
Short-term borrowings	28,383	52,672
Other borrowings	28,877	38,856
Accrued interest payable	909	925
Other liabilities	9,081	4,462
TOTAL LIABILITIES	998,663	657,406

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2017: 4,164,723 shares, 2016: 3,724,668 shares	416	373
Surplus	47,678	35,390
Retained earnings	68,268	66,143
Treasury stock, at cost: 2017: 2,566 shares, 2016: 35,649 shares	(93)	(987)
Accumulated other comprehensive (loss) income	(3,317)	1,779
TOTAL STOCKHOLDERS' EQUITY	112,952	102,698

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,111,615	$760,104

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2017	2016
INTEREST INCOME
Loans receivable, including fees	$7,806	$6,135
Securities	1,618	890
Other	10	1
Total Interest income	9,434	7,026

INTEREST EXPENSE
Deposits	766	581
Short-term borrowings	28	39
Other borrowings	143	231
Total Interest expense	937	851
NET INTEREST INCOME	8,497	6,175
PROVISION FOR LOAN LOSSES	600	450
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,897	5,725

OTHER INCOME
Service charges and fees	936	574
Income from fiduciary activities	106	102
Net realized gains on sales of securities	6	64
Gains on sales of loans, net	0	30
Earnings and proceeds on life insurance policies	255	167
Other	340	130
Total other income	1,643	1,067

OTHER EXPENSES
Salaries and employee benefits	3,219	2,303
Occupancy, furniture and equipment	911	495
Data processing and related operations	344	271
Taxes, other than income	233	205
Professional fees	249	151
FDIC Insurance assessment	95	115
Foreclosed real estate	572	31
Other	991	778
Total other expenses	6,614	4,349

INCOME BEFORE TAX	2,926	2,443
INCOME TAX EXPENSE	550	567
NET INCOME	$2,376	$1,876

Basic earnings per share	$0.57	$0.51

Diluted earnings per share	$0.57	$0.51

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2017	2016

Net interest income	$8,497	$6,175
Net income	2,376	1,876

Net interest spread (fully taxable equivalent)	3.40%	3.55%
Net interest margin (fully taxable equivalent)	3.51%	3.70%
Return on average assets	0.87%	1.00%
Return on average equity	8.54%	7.33%
Basic earnings per share	$0.57	$0.51
Diluted earnings per share	$0.57	$0.51

As of March 31

Total assets	$1,111,615	$760,104
Total loans receivable	719,443	565,787
Allowance for loan losses	6,901	7,642
Total deposits	931,413	560,491
Stockholders' equity	112,952	102,698
Trust assets under management	143,055	133,421

Book value per share	$27.09	$27.88
Tangible book value per share	$24.18	$25.18
Equity to total assets	10.16%	13.51%
Allowance to total loans receivable	0.96%	1.35%
Nonperforming loans to total loans	0.28%	1.21%
Nonperforming assets to total assets	0.60%	1.28%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
ASSETS
Cash and due from banks	$12,057	$14,900	$19,404	$8,171	$8,709
Interest-bearing deposits with banks	7,785	2,274	13,729	4,444	254
Cash and cash equivalents	19,842	17,174	33,133	12,615	8,963

Securities available for sale	295,801	302,564	310,126	129,721	143,948
Loans receivable	719,443	713,889	706,199	581,220	565,787
Less: Allowance for loan losses	6,901	6,463	6,164	5,798	7,642
Net loans receivable	712,542	707,426	700,035	575,422	558,145
Regulatory stock, at cost	1,939	2,119	2,351	2,228	2,982
Bank owned life insurance	36,352	36,133	35,889	19,082	18,951
Bank premises and equipment, net	13,073	13,531	13,617	6,328	6,390
Foreclosed real estate owned	4,703	5,302	5,386	5,414	2,855
Goodwill and other intangibles	11,902	12,291	12,331	9,952	9,975
Other assets	15,461	14,643	12,189	7,067	7,895
TOTAL ASSETS	$1,111,615	$1,111,183	$1,125,057	$767,829	$760,104
				.	.
LIABILITIES
Deposits:
Non-interest bearing demand	$192,735	$191,445	$200,481	$121,743	$113,225
Interest-bearing deposits	738,678	733,940	721,763	462,516	447,266
Total deposits	931,413	925,385	922,244	584,259	560,491
Other borrowings	57,260	64,812	83,946	74,679	91,528
Other liabilities	9,990	9,907	3,167	4,300	5,387
TOTAL LIABILITIES	998,663	1,000,104	1,009,357	663,238	657,406

STOCKHOLDERS' EQUITY	112,952	111,079	115,700	104,591	102,698

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,111,615	$1,111,183	$1,125,057	$767,829	$760,104

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	December 31	September 30	June 30	March 31
Three months ended	2017	2016	2016	2016	2016
INTEREST INCOME
Loans receivable, including fees	$7,806	$7,858	$7,267	$6,351	$6,135
Securities	1,618	1,584	1,239	878	890
Other	10	14	22	5	1
Total interest income	9,434	9,456	8,528	7,234	7,026

INTEREST EXPENSE
Deposits	766	765	677	580	581
Borrowings	171	240	281	260	270
Total interest expense	937	1,005	958	840	851
NET INTEREST INCOME	8,497	8,451	7,570	6,394	6,175
PROVISION FOR LOAN LOSSES	600	450	450	700	450
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	7,897	8,001	7,120	5,694	5,725

OTHER INCOME
Service charges and fees	936	951	840	604	574
Income from fiduciary activities	106	107	126	114	102
Net realized gains on sales of securities	6	15	0	205	64
Gains on sales of loans, net	0	0	(11)	18	30
Earnings and proceeds on life insurance policies	255	272	283	166	167
Other	340	145	161	116	130
Total other income	1,643	1,490	1,399	1,223	1,067

OTHER EXPENSES
Salaries and employee benefits	3,219	3,308	3,070	2,248	2,303
Occupancy, furniture and equipment, net	911	889	755	487	495
Foreclosed real estate owned	572	98	119	432	31
FDIC insurance assessment	95	10	170	117	115
Merger related	0	142	1,659	5	-
Other	1,817	2,121	1,906	1,239	1,405
Total other expenses	6,614	6,568	7,679	4,528	4,349

INCOME BEFORE TAX	2,926	2,923	840	2,389	2,443
INCOME TAX EXPENSE	550	577	228	511	567
NET INCOME	$2,376	$2,346	$612	$1,878	$1,876

Basic earnings per share	$0.57	$0.57	$0.15	$0.51	$0.51

Diluted earnings per share	$0.57	$0.56	$0.15	$0.51	$0.51

Book Value per share	$27.09	$26.15	$25.94	$27.99	$27.88
Tangible Book Value per share	24.18	23.51	24.89	24.13	25.18

Return on average assets (annualized)	0.87%	0.83%	0.69%	0.99%	1.00%
Return on average equity (annualized)	8.54%	8.17%	5.45%	7.28%	7.33%

Net interest spread (fte)	3.40%	3.38%	3.37%	3.63%	3.55%
Net interest margin (fte)	3.51%	3.49%	3.50%	3.79%	3.70%

Allowance for loan losses to total loans	0.96%	0.91%	0.87%	1.00%	1.35%
Net charge-offs to average loans (annualized)	0.09%	0.09%	0.05%	1.78%	0.08%
Nonperforming loans to total loans	0.28%	0.25%	0.32%	0.21%	1.21%
Nonperforming assets to total assets	0.60%	0.64%	0.68%	0.86%	1.28%